Exhibit 10.91

JUNE 15, 2006 AMENDMENT TO EMPLOYMENT AGREEMENT

This June 15, 2006 AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”) made as of the 15th day of June, 2006 by and between Worldspan Technologies Inc., a Delaware corporation (“Holdings”), Worldspan, L.P., a Delaware  limited partnership (the “Company”) and Rakesh Gangwal (the “Executive”).

WITNESSETH:

WHEREAS, the Company and Executive entered into an Employment Agreement dated June 30, 2003, as amended subsequently by letter agreements dated November 19, 2003 and May 12, 2004 (hereinafter the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to further modify the said Employment Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       The first sentence of Section 2(a) shall be amended and restated in its entirety to read as follows, effective as of the date hereof:

(a)  Term.  Unless the Executive’s employment shall sooner terminate pursuant to Section 7, the Company shall employ the Executive for a term commencing on the Effective Date, and continuing until June 30, 2009.”

2.                                       A new sentence shall be added at the end of Section 3(b), which shall read in its entirety as follows, effective as of the date hereof:

“Notwithstanding the foregoing, the minimum annual Incentive Bonus that shall be payable to the Executive for any year shall be $1,000,000.”

3.                                       Section 3(d) shall be added, which shall read in its entirety as follows, effective as of the date hereof:

“(d)         Change of Control Bonus. If a Change of Control (as defined below) occurs on or prior to June 30, 2009, then within seven days of the Change of Control the Executive shall receive a lump sum bonus (the “Change of Control Bonus”) in an amount determined under the following chart, based on the Enterprise Value (as defined below) of Holdings as of the date of the Change of Control.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

Enterprise Value of Holdings as of the Date of a Change of Control	Change of Control Bonus Payment
$[**] or less	$8,000,000
$[**]	$9,000,000
$[**]	$10,000,000
$[**]	$11,000,000
$[**]	$12,000,000
$[**] or more	$13,000,000

If the Enterprise Value of Holdings on the date of a Change of Control is greater than $[**] but less than $[**], then the Change of Control Bonus payable to the Executive shall be appropriately interpolated based on the above chart (for example, if the Enterprise Value of Holdings on the date of a Change of Control was $[**] then the Executive would receive a Change of Control Bonus of $9,500,000).

For the purposes of this Section, “Enterprise Value of the Company” shall be defined as the value received for the equity of the Company in connection with a Change of Control of Holdings plus all debt (defined as the sum of amount outstanding under the revolving credit facility, term bank debt, floating rate notes, senior notes, capital leases, capitalized software financed under the IBM AMO agreement and Holdings Notes) of Holdings and its subsidiaries (excluding inter-company debt) less any cash (or cash equivalents) of Holdings and its subsidiaries.”

4.                                       Except as specifically provided in and modified by this Amendment, the Employment Agreement is in all other respects hereby ratified and confirmed and references to the Employment Agreement shall be deemed to refer to the Employment Agreement as modified by this Amendment.

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

WORLDSPAN TECHNOLOGIES INC.

By:	/s/ Margaret K. Cassidy

WORLDSPAN, L.P.

By:	/s/ Margaret K. Cassidy

/s/ Rakesh Gangwal
Rakesh Gangwal

[**] Confidential treatment requested for redacted portion; redacted portion has been filed separately with the Commission.